Exhibit 10.19
Execution Copy
SECOND AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This Second Amendment to the Amended and Restated Employment Agreement (this “Amendment”) is entered into effective as of January 1, 2009, by VCA Antech, Inc., a Delaware corporation (the “Company”), and Arthur J. Antin, an individual (“Officer”).
RECITALS
     A. Officer is currently employed as Chief Operating Officer and Senior Vice President of the Company pursuant to an Amended and Restated Employment Agreement between the Company and Officer dated as of November 27, 2001 and amended as of March 9, 2004 (the “Employment Agreement”).
     B. The Company and Officer desire to amend the Employment Agreement to conform the terms and conditions of Officer’s employment by the Company to changes in the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, and certain other applicable laws.
AGREEMENT
     In consideration of the foregoing recitals and the terms, covenants and conditions contained herein, the Company and Officer agree as follows:
1. Section 8.1.2 of the Employment Agreement is amended by replacing clause (y) of the final sentence thereof with the following:
“(y) the Company shall continue to provide medical benefits coverage for Officer’s family pursuant to the Post-Retirement Medical Benefits Coverage Agreement between the Company and Officer effective as of December 27, 2007 (the “Medical Benefits Coverage Agreement”).”
2. Section 8.2.1 of the Employment Agreement is amended as follows:
     (a) By adding the phrase “, unless Officer resumes the performance of his duties hereunder,” to the second sentence thereof immediately following the phrase “following the date of such physician’s written opinion, then” as it appears therein; and
     (b) By adding to the end thereof the following sentence:
“Notwithstanding the foregoing, Officer will retain the right, without obligation, to resume the performance of his duties hereunder at any time before such termination, in which case his employment hereunder will continue.”

3. Section 8.2.2 of the Employment Agreement is amended by adding to the end thereof the following proviso:
“, provided that the Automobile Cost under Section 4.4.2 and maximum aggregate dues under Section 4.4.3 will automatically increase 5% per annum and medical benefits coverage shall continue pursuant to the Medical Benefits Coverage Agreement”
4. Section 8.3.1 of the Employment Agreement is amended as follows:
     (a) By adding the term “of termination” to the first sentence thereof immediately following the term “written notice” as it appears therein, and deleting the phrase “upon the occurrence of any of the following events” as it appears in the first sentence thereof and replacing it with the phrase “within two years following the initial existence of one or more of the following conditions without Officer’s consent”;
     (b) By deleting the phrase “following written notice delivered to the Company and a reasonable cure period not to exceed 30 days” from the end of subsection 8.3.1.1 and adding the term “or” after the semicolon in subsection 8.3.1.1;
     (c) By deleting subsection 8.3.1.2 in its entirety and replacing it with the following:
“8.3.1.2 The relocation of the office where Officer is required to perform his duties to the Company to a location outside of Los Angeles County, California;”
     (d) By deleting subsection 8.3.1.3 in its entirety; and
     (e) By adding to the end thereof the following proviso:
“Provided, however, that Officer must deliver written notice to the Company of the existence of the condition within 90 days of the condition’s initial existence, upon receipt of which notice the Company shall have at least 30 days to remedy such condition, and if the Company does so remedy the condition then Officer will not be entitled to terminate employment under this Section 8.3.”
5. Section 8.3.2 of the Employment Agreement is amended by adding the following proviso to the end of clause (y) of the final sentence thereof:
“, provided that the Automobile Cost under Section 4.4.2 and maximum aggregate dues under Section 4.4.3 will automatically increase 5% per annum and medical benefits coverage shall continue pursuant to the Medical Benefits Coverage Agreement”.

6. Section 8.5.2 of the Employment Agreement is amended by adding the following proviso to the end of clause (y) of the final sentence thereof:
“, provided that the Automobile Cost under Section 4.4.2 and maximum aggregate dues under Section 4.4.3 will automatically increase 5% per annum and medical benefits coverage shall continue pursuant to the Medical Benefits Coverage Agreement”.
7. Section 9.2 of the Employment Agreement is amended by adding the following proviso to the end thereof:
“, provided that the Automobile Cost under Section 4.4.2 and maximum aggregate dues under Section 4.4.3 will automatically increase 5% per annum and medical benefits coverage shall continue pursuant to the Medical Benefits Coverage Agreement”.
8. Section 9.4 of the Employment Agreement is amended by deleting the term “remains employed by” as it appears in the second sentence thereof and replacing it with the term “provides services to”.
9. Section 9.4 of the Employment Agreement is further amended by adding the phrase “at his then current Base Salary” to the second sentence thereof immediately following the term “shall be compensated” and deleting such phrase as it appears at the end of that sentence.
10. A new Section 12.11 is added to the Employment Agreement to read as follows:
“12.11 Compliance with Internal Revenue Code Section 409A.
12.11.1 This Agreement will be administered and interpreted to maximize the involuntary separation pay and short-term deferral exemptions from Section 409A of the Code, and Officer is not permitted, directly or indirectly, to designate the taxable year of any payment. Any right to a series of installment payments under this Agreement will be treated as a right to a series of separate payments. Any installment payment under this Agreement that is payable during the short-term deferral period (as defined in Treas. Reg. § 1.409A-1(b)(4)) will be treated as a short-term deferral and not aggregated with other awards, plans, or payments. Any other payment that does not meet the short-term deferral requirement will, to the maximum extent possible be deemed to satisfy the exception from Internal Revenue Code section 409A and Treas. Reg. § 1.409A-1(b)(9)(iii)(A) for involuntary separation pay and shall not be aggregated with any other payment. Designated payment dates provided for in this Agreement are deemed to incorporate the grace periods provided by Treas. Reg. § 1.409A-3(d).
12.11.2 Notwithstanding anything in this Agreement to the contrary, if the Board of Directors (or its delegate) determines in its discretion that any payment or benefit due under this Agreement constitutes “nonqualified deferred compensation” subject to Internal Revenue Code section 409A, and that as of the date of Officer’s separation from service” (as defined in Treas. Reg. § 1.409A-1(h)) Officer is a “specified employee” (as defined in Treas. Reg. § 1.409A-1(i)), then no such payment will be made or benefit provided before the date that is six months after the date of separation from service. Any payment or benefit that is delayed pursuant to the foregoing sentence will be accumulated and paid or otherwise provided, without interest, on the first business day of the seventh month following Officer’s separation from service. For purposes of this Agreement, whether Officer is a “specified employee” will be determined in accordance with the written procedures adopted by the Board of Directors, which procedures are incorporated by reference herein.”
11. Except as amended by this Amendment, the Employment Agreement shall continue unmodified and in full force and effect.
12. This Amendment is effective as of the date hereof. This Amendment contains the entire understanding of the parties to it relating to the subject matter hereof and cannot be changed or terminated except in writing signed by both the Company and Officer. This Amendment has been made and entered into in the State of California and shall be construed in accordance with the laws of the State of California without regard to the conflict of laws principles thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Amendment and all obligations and benefits hereunder shall bind and inure to the benefit of Officer, the Company and its respective affiliates, and their respective successors and assigns. No amendment or waiver of any term of this Amendment shall be effective unless made in writing.
     IN WITNESS WHEREOF, each of the parties has signed this Amendment on the date opposite their signature below.

VCA ANTECH, INC.

Date:

By: Robert L. Antin
Its: Chief Executive Officer

OFFICER

Date:

Arthur J. Antin

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